Exhibit 99.1

Pacific Green Announces Dr. Neil Carmichael’s retirement as an Executive Officer of the Company and his appointment as a Non-Executive Director of the Company

SAN JOSE, CA / August 27, 2019 / Pacific Green Technologies Inc. (PGTK or the “Company”) (OTCQB: PGTK), owner of the ENVI-Marine™ and ENVI-Clean™ Exhaust Gas Scrubbing Systems, today announced that Dr. Neil Carmichael will be retiring as Chief Executive, effective August 22, 2019, and taking on the role of non-executive Director where he will assist in mentoring the group’s management. Scott Poulter, current Executive Director, will be appointed as Chief Executive.

Scott Poulter commented, “Neil has been an integral part of the team for a number of years. His support, dedication and enthusiasm for our Company has been tremendous. We wish him all the best in his retirement from an executive role and welcome his continuing involvement in the business as a mentor where he will continue to bring his wealth of experience to the fore.”

Dr. Carmichael commented, “It has been a pleasure to serve the Company through its development stage. I am delighted with the progress that has been made over the last eighteen months and wish my successor all the best in their endeavors. It will be a pleasure to continue my involvement with the Company in a mentoring capacity and I look forward to witnessing the continuing success of the Company.”

About Pacific Green Technologies, Inc.

In support of the world’s need for cleaner and more sustainable energy, Pacific Green Technologies has developed a portfolio of patented, emission control technologies that remove pollutants from marine engine, power plant and waste incinerator exhaust streams to meet increasingly stringent environmental standards. Pacific Green solutions utilize its patented “Turbo Head Technology™” which enables a more thorough mixing of exhaust gases and a chosen reagent solution that delivers more effective contaminant removal in a system that is both smaller and more efficient to build and operate.

Pacific Green formed a strategic joint venture with PowerChina SPEM, a unit of China’s largest engineering, procurement, and construction firm, to support the manufacture, design, and installation of its solutions on a global scale, while also serving as an in-country sales agent for commercial opportunities in mainland China.

For more information: www.pacificgreentechnologies.com

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, that Pacific Green’s emission control system has significant potential to be a market leader in China.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic conditions, and the continuation of the JV with POWERCHINA SPEM resulting in definitive agreements. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Scott Poulter, Chief Executive

Pacific Green Technologies Inc.

T: +1 (302) 601 4659

Chris Eddy or David Collins

Catalyst IR

T: +1 (212) 924 9800 or pgtk@catalyst-ir.com